Exhibit 99.2

NexImmune to Explore the Use of AIMTM Direct Injection Technology in Type 1 Diabetes

GAITHERSBURG, MD – August 9, 2021 – NexImmune, Inc. (Nasdaq: NEXI), a clinical-stage biotechnology company developing a novel approach to immunotherapy designed to orchestrate a targeted immune response by directing the function of antigen-specific T cells, today announced a collaboration with Yale University’s Department of Immunobiology. The collaboration will focus on the use of NexImmune’s direct injection, artificial antigen presenting cells (AIM INJ) with regards to the regulation of autoimmune diabetes (Type 1 diabetes). Dr. Kevan Herold, Deputy Director of Yale Center for Clinical Investigation and Co-Director of the Yale Diabetes Center will be the principal investigator.

“We are excited to enter into this collaboration that will explore our next-generation, direct-injectable artificial antigen presenting cell platform for autoimmune diseases,” said Dr. Jerry Zeldis, Executive Vice President, R&D of NexImmune. “Our goal with Dr. Herold is to advance novel treatments that could potentially reverse the course and prevent type 1 diabetes by targeting the auto-reactive T cells that cause this disease.”

“By directly targeting the auto-reactive T cells that are known to be a mediator of pancreatic beta cell destruction, we can potentially develop a transformative therapy for patients suffering with autoimmune diabetes. Working with NexImmune allows us to explore a very compelling technology to impact this life-long and difficult to control disease” stated Dr. Herold.

About NexImmune

NexImmune is a clinical-stage biotechnology company developing a novel approach to immunotherapy designed to employ the body’s own T cells to generate a specific, potent, and durable immune response. The backbone of NexImmune’s approach is a proprietary Artificial Immune Modulation (AIM™) nanoparticle technology platform. The AIM technology enables NexImmune to construct nanoparticles that function as synthetic dendritic cells capable of directing a specific T cell-mediated immune response. AIM constructed nanoparticles employ natural biology to engage, activate and expand endogenous T cells in ways that combine anti-tumor attributes of antigen-specific precision, potency and long-term persistence with reduced potential for off-target toxicities.

NexImmune’s two lead programs, NEXI-001 and NEXI-002, are in Phase 1/2 clinical trials for the treatment of relapsed AML after allogeneic stem cell transplantation and multiple myeloma refractory to at least 3 prior lines of therapy, respectively. NexImmune is also developing new AIM nanoparticle constructs and modalities for potential clinical evaluation in oncology and in disease areas outside of oncology, including autoimmune disorders and infectious disease.

For more information, visit www.neximmune.com.

Forward Looking Statements

This press release may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the beliefs and assumptions and on information currently available to management of NexImmune, Inc. (the “Company”). All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements concerning our planned and ongoing clinical studies for the Company’s product candidates, including NEXI-001 and NEXI-002; the initiation, enrollment, timing, progress, release of data from and results of those planned and ongoing clinical studies; and the utility of prior preclinical and clinical data in determining future clinical results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on March 31, 2021, and subsequent reports that we file with the SEC. Forward-looking statements represent the Company’s beliefs and assumptions only as of the date of this press release. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements for any reason after the date of this press release to conform any of the forward-looking statements to actual results or to changes in its expectations.

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Contacts

Investors:

Chad Rubin, SVP Corporate Affairs

NexImmune, Inc.

646.319.3261

crubin@neximmune.com